EXHIBIT 99.1

Symyx Technologies to Acquire MDL Information Systems from Elsevier

—$123 Million, All-Cash Transaction –

•                  Symyx Secures a Leading Position in R&D Informatics for Life Sciences and Chemicals Industries

•                  MDL’s 1,000 Customers, 50,000 Users, Worldwide Sales & Marketing Infrastructure and Deep Technical Team Complement Symyx’s R&D Productivity Businesses

•                  Acquisition Expected to be Accretive on a Pro Forma Basis in 2008

•                  Elsevier’s CrossFire Beilstein database will continue to be available through MDL DiscoveryGate

Santa Clara, CA  and New York, NY – August 10, 2007 – Symyx Technologies, Inc. (Nasdaq: SMMX) today announced it has entered into a definitive agreement to acquire certain content and software products of MDL Information Systems for $123 million in cash (subject to a working capital adjustment) from Elsevier, Inc.

Through this acquisition, Symyx will become a leader in R&D informatics with:

•                  expanded portfolio of complementary, integrated desktop and enterprise R&D informatics offerings, including software, content, systems and services essential to critical R&D activities in the life sciences, chemicals and energy industries

•                  expanded market presence consisting of long-standing relationships with over 1,000 customers and approximately 50,000 users

•                  expanded, global sales, marketing, distribution and customer support infrastructure

•                  deep technical expertise to advance MDL’s industry-leading informatics, database and workflow solutions to meet customer needs

Transaction Overview

Combining Symyx and MDL offerings has the opportunity to create the most complete set of solutions available to enhance the efficiency and productivity of R&D in these industries.  Symyx, based in Santa Clara, CA, provides electronic lab notebook (ELN), automation and scientific decision-support software, automated lab systems (workflows) and collaborative research services to improve R&D productivity. MDL, based in San Ramon, CA, provides technical R&D software solutions to more than 1,000 life sciences companies. MDL’s integrated informatics and content solutions for discovery chemistry and biology include its ISIS and Isentris platforms, and such industry standards as MDL Draw, MDL Direct, Available Chemicals Directory (ACD) and DiscoveryGate.  With this solution set, Symyx will be able to accelerate its customers’ move toward paperless labs by integrating content, collaborative desktops, automation and information management for users, workgroups and the enterprise.

Following the closing of the acquisition, Symyx expects to work closely with Elsevier, the world’s leading publisher of scientific, technical and medical information, in key areas as part of a continuing strategic relationship to support existing and new customers. As part of this ongoing relationship, customers are expected to benefit from:

•                  investment and enhancements to MDL offerings

•                  full, uninterrupted access to key scientific databases and relevant content currently accessible through MDL offerings (including Elsevier’s CrossFire Beilstein, Pharmapendium and Patent Chemistry Databases)

•                  significant enhancements in the ability to meld internal and external literature sources through ELNs as part of a fully integrated research and development technical documentation platform

•                  an extended comprehensive experimental planning, execution, and analysis platform

Isy Goldwasser, Symyx’s Chief Executive Officer, commented, “MDL is an ideal strategic complement to our existing businesses, as our market leadership in Tools and Research Services will now be joined by expanded offerings in a substantially strengthened Symyx Software business.   These complementary offerings address a growing market trend, as R&D methods across all industries are undergoing dramatic change.  Scientists are increasingly recognizing the essential role that informatics, database and workflow solutions play in more effectively managing research programs and driving higher productivity. The acquisition of MDL will position Symyx as a global leader in providing these solutions, and we believe our value proposition to customers will be stronger as a result.

“The addition of MDL is also consistent with our ongoing efforts to drive enhanced shareholder value.  On a pro forma basis in 2008, we expect Symyx and MDL combined software and database operations to reach approximately $100 million in revenues, much of it recurring, and for this transaction to be accretive.  More broadly, this transaction underscores our commitment to invest in those parts of the business which we believe will help us to build predictable, recurring revenue streams over time. With ongoing investments in sales and marketing and reinvigorated leadership, Symyx is well-positioned to maximize MDL’s value to our customers and its strategic value to our Company.”

The transaction is expected to close during the fourth quarter of 2007 and is subject to customary closing conditions and documentation, including clearance under applicable antitrust laws. Thomas Weisel Partners LLC acted as exclusive financial advisor to Symyx and provided a fairness opinion to the Symyx Board of Directors.

Ongoing Relationship between Symyx and Elsevier

MDL and Elsevier concluded that they can best serve customer needs by operating as independent partners, cooperating and collaborating on projects where appropriate to add value for customers.  Symyx intends to continue investing in MDL to expand customer offerings.

Following the sale to Symyx of the infrastructure-related software applications and databases of MDL, the content assets of MDL retained by Elsevier – including CrossFire Beilstein, the Patent Chemistry Database, Gmelin and PharmaPendium - will be integrated within Elsevier’s Science & Technology operations.  Elsevier sees considerable opportunities in the pharma biotech sector and will capitalize on these through a content-led approach, providing for researchers essential content linked to new R&D and productivity tools.

“Partnership between Elsevier and MDL is a more productive option than ownership for Elsevier, MDL and our customers,” said Herman van Campenhout, CEO, Elsevier Science & Technology. “MDL and Symyx share a common vision of enabling scientists to innovate and work more productively. Going forward, with an extensive product portfolio built on our leading content assets, including ScienceDirect, Scopus, Embase, and the recently acquired CrossFire Beilstein database, Elsevier has a truly compelling portfolio to serve the pharma/biotech industry,” he continued.  “We’re excited at the opportunity that this partnership provides both companies,” concluded Mr. Van Campenhout.

Conference call

Isy Goldwasser, chief executive officer, and Rex Jackson, acting chief financial officer, will host a webcast today at 8:30 a.m. ET, 5:30 a.m. PT, to discuss the announcement.  A question and answer session will follow immediately. A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investors section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800- 289-0485 (domestic and Canada) and 913- 981-5518 (international).  Interested parties may access a replay which will be available for approximately two weeks on Symyx’s website or by dialing 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 9754442.  The webcast and audio are open to all interested parties.

About MDL

MDL provides informatics, database and workflow solutions that accelerate successful R&D by improving the speed and quality of scientists’ decision making. Researchers around the world depend on MDL for innovative and reliable discovery informatics software solutions and services. For more information, visit www.mdl.com.

About Elsevier

Elsevier is a world-leading publisher of scientific, technical and medical information products and services. Working in partnership with the global science and health communities, Elsevier’s 7,000 employees in over 70 offices worldwide publish more than 2,000 journals and 1,900 new books per year, in addition to offering a suite of innovative electronic products, such as ScienceDirect, MD Consult, Scopus, bibliographic databases, and online reference works.

Elsevier is part of Reed Elsevier Group plc, a world-leading publisher and information provider. Operating in the science and medical, legal, education and business-to-business sectors, Reed Elsevier provides high-quality and flexible information solutions to users, with increasing emphasis on the Internet as a means of delivery. Reed Elsevier’s ticker symbols are REN (Euronext Amsterdam), REL (London Stock Exchange), RUK and ENL (New York Stock Exchange).

About Symyx

Symyx Technologies is an R&D execution partner to the life sciences, chemicals, energy, consumer products and electronics industries.  Symyx provides electronic laboratory notebook and scientific decision-support software, automated laboratory systems (workflows) and collaborative research services to improve R&D productivity. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the timing of the expected closing of the acquisition, the expectation that Symyx will be able to offer customers with expanded software, content, systems and services and solutions and the potential benefits of such systems and solutions to customers, and the potential impact of the proposed acquisition on shareholder value, pro forma revenue, earnings and combined operations. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) failure to execute under existing contracts in order to recognize committed revenue as planned; (2) inaccurate assessment of demand for Symyx’s offerings or failure to close new contracts with customers as forecasted; (3) we may not discover new materials at the pace and of the quality we expect; (4) our dependence on our licensees to commercialize royalty-bearing products successfully and the difficulty of accurately forecasting our royalty receipts; (5) uncertainties associated with patent protection, licensing activities and litigation; (6) the impact of acquisitions, mergers or other changes in our business strategy; (7) general economic conditions, in particular downturns in the chemical, energy, life science or consumer products industries; (8) risks associated with export sales and operations; (9) natural disasters, power failures and other events beyond our control; (10) risks inherent in organization and leadership changes, and (11) and other risks we describe in our filings with the Securities and Exchange Commission (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2007). If any of these risks or uncertainties materialize or any of the assumptions prove incorrect, Symyx’s results could differ materially and adversely from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend, to update these forward-looking statements except as the law may require.

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For more information:

Symyx Technologies, Inc.:

Rex S. Jackson

Executive Vice President, Acting CFO and General Counsel

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

(408) 773-4075

ir@symyx.com

Elsevier:

David A. Ruth

Senior Vice President, Global Corporate Relations

(212) 633-3914

D.Ruth@Elsevier.com